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               AMENDED AND RESTATED FIRST BANK PROMISSORY NOTE

$4,954,707.80                                                December 15, 1998

      FOR VALUE RECEIVED, the undersigned, Incomnet, Inc., a California corporation whose principal offices are located at 2801 Main Street, Irvine, California, 92614 and Incomnet Communications Corporation, a Delaware corporation whose principal offices are located at 2801 Main Street, Irvine, California, 92614 (Incomnet, Inc. and Incomnet Communications Corporation shall jointly and severally for purposes of this Amended and Restated First Bank Promissory Note be referred to as the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Ironwood Telecom, LLC, a Colorado limited liability company (the "Lender"), the principal sum of FOUR MILLION NINE HUNDRED FIFTY FOUR THOUSAND SEVEN HUNDRED SEVEN AND 80/100 DOLLARS ($4,954,707.80) (the "First Bank Principal Amount") plus all accrued and unpaid interest and fees thereon on the Maturity Date (defined below).

      All capitalized terms not otherwise defined herein shall have the meaning given such term in the Loan and Security Agreement, dated the date hereof, among the Borrower, the Lender and Incomnet Communications Corporation (the "Loan Agreement").

1.    PAYMENTS

      (a) As set forth above, the First Bank Principal Amount and all accrued and unpaid interest and fees thereon shall be due and payable on the Maturity Date. As used herein, "Maturity Date" means December 31, 2000.

      (b) The Borrower shall pay to the Lender interest on the unpaid First Bank Principal Amount at a per annum rate equal to twelve percent (12%). Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to the Lender quarterly in arrears on the last Business Day of each Fiscal Quarter, with the first such payment of interest becoming due and payable on March 31, 1999 ("First Payment"). Accrued interest for the period from December 15, 1998 through December 31, 1998 shall be paid in arrears along with the First Payment.

      (c) If any Event of Default occurs, then, from the date such Event of Default occurs and until it is cured, or until all Obligations are paid and performed in full, whichever first occurs, the Borrower shall pay interest on the unpaid First Bank Principal Amount at a per annum rate equal to three percent (3%) plus the rate of interest otherwise specified herein as applicable to such loan.

      (d) In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed to have been received on account of, and shall automatically be applied to reduce, the First Bank Principal Amount in the inverse order of maturity, and the provisions


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hereof shall be deemed amended to provide for the highest permissible rate. If there is no First Bank Principal Amount outstanding, the Lender shall refund to the Borrower such excess.

      (e) The Borrower may prepay the First Bank Principal Amount in whole or in part at any time and from time to time, upon at least two (2) Business Days' prior written notice to the Lender. All prepayments of principal shall be accompanied by the payment of all accrued but unpaid interest on the prepaid First Bank Principal Amount to the date of prepayment. Any prepayment under this section of less than all of the outstanding First Bank Principal Amount shall be applied, first, to accrued but unpaid interest on the First Bank Principal Amount and, second, to the First Bank Principal Amount to be prepaid.

      (f) All payments of principal, interest, and other sums due to the Lender shall be made at the following address:

            Ironwood Telecom LLC
            555 Zang Street, Suite 300
            Lakewood, Colorado  80228
            Attention:  John P. Hill

or such other address or bank account as may be designated by the Lender in writing from time to time. All such payments shall be made in immediately available funds. If any payment of the First Bank Principal Amount, interest thereon or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

      (g) Notwithstanding any provision in any loan agreement between First Bank and Borrower to the contrary, the payments under this Amended and Restated First Bank Promissory Note shall be made in accordance with the terms of the Loan Agreement.

      (h) This Amended and Restated First Bank Promissory Note is the Amended and Restated First Bank Note referred to in the Loan Agreement. The Lender is entitled to the benefits and security provided thereby or referred to therein, as well as all security relating to the Original Note referenced below. All terms and conditions set forth in the Loan Agreement with respect to the Amended and Restated Notes are incorporated herein and made a part hereof. The Loan Agreement and this Amended and Restated First Bank Promissory Note are secured by certain collateral more specifically described in the Loan Agreement.

      (i) This Amended and Restated First Bank Promissory Note amends and restates that certain promissory note made by Incomnet Communications Corporation formerly know as National Telephone & Communications Inc. (the "Original Note") payable to the order of First Bank & Trust on March 27, 1997 and as more fully described in the Loan Agreement. As of the date hereof, the outstanding principal balance of and all accrued and unpaid interest owing on said Original Note shall, without any action on the part of any party, be deemed to be outstanding under this Amended and Restated First Bank Promissory Note. Acceptance by the Lender of this Amended and Restated First Bank Promissory Note shall not be deemed or construed as payment or satisfaction of all or any portion of the indebtedness evidenced by the Original Note amended


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and restated hereby, all of which continues to remain outstanding although the indebtedness represented thereby is now represented hereby. In addition, by executing this Amended and Restated First Bank Promissory Note, Borrower acknowledges that there are no defenses, offsets, lender defaults, or any other matters giving rise or cause to Borrower not being obligated to make payments under the Original Note or to Lender under this Amended and Restated First Bank Promissory Note.

2.    EVENTS OF DEFAULT

      Upon and after the occurrence of an Event of Default under the Notes or as described in the Loan Agreement, the Lender shall have all of the rights and remedies set forth in Section 11.2 of the Loan Agreement.

3.    FEES AND COSTS

      The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation reasonable attorneys' and paralegals' fees and disbursements of counsel to the Lender.

4.    GOVERNING LAW

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF COLORADO, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION.

5.    NO RIGHT OF SET-OFF

      No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than performance by the undersigned of its obligations hereunder) which the Borrower has or may have against Lender or any affiliate or assignee thereof shall be available hereunder to the Borrower.

6.    WAIVER OF PRESENTMENT; CUMULATION OF REMEDIES

      All parties to this Amended and Restated First Bank Promissory Note, including the Borrower and any sureties, endorsers or guarantors, hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agree to continue and remain bound for the payment of principal, interest and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for this Amended and Restated First Bank Promissory Note or by way of any extension or extensions of time for payment of principal or interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to or consent of any of them. The rights and remedies of the holder as provided herein shall be cumulative and


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concurrent and may be pursued singularly, successively or together at the sole discretion of the holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

INCOMNET, INC.

By:   /s/ Denis Richard
     -------------------------------------------
     Denis Richard
     Its:  President and Chief Executive Officer


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